Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 10 to Registration Statement on Form S-1 of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated April 18, 2019, relating to the consolidated financial statements of Excel Corporation (the “Company”), appearing in this Registration Statement, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Liggett & Webb, P.A.

New York, New York

July 31, 2020